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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
July 14, 2008
Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 14, 2008, Evergreen Solar, Inc. (the “Registrant”) entered into a multi-year String RibbonTM solar panel supply agreement valued at up to approximately $1.2 billion with IBC Solar AG (“IBC”) based on current foreign exchange rates. The supply agreement provides the general terms and conditions pursuant to which IBC will purchase from the Registrant specified annual quantities of solar panels beginning in 2008 and continuing through 2013 including possible adjustments to pricing under the agreement.
     The foregoing description of the IBC supply agreement is qualified in its entirety by reference to the supply agreement, a copy of which will be filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ending September 27, 2008.
Item 2.02. Results of Operations and Financial Condition.
     On July 17, 2008, the Registrant issued a press release announcing its financial results for its second quarter ended June 28, 2008. The full text of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference. Pursuant to General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, but is instead furnished pursuant to that instruction.
Item 8.01. Other Events.
     On July 15, 2008 the Registrant issued a press release announcing it had signed the supply agreement with IBC. A copy of the press release is furnished as Exhibit 99.2 hereto.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 17, 2008, by Evergreen Solar, Inc., announcing financial results for second quarter ended June 28, 2008.

99.2	Press Release dated July 15, 2008.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer and Secretary
Dated: July 17, 2008